Exhibit 10.2

RESOLUTION OF THE

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

WHEREAS, pursuant to authority set forth in its Charter, the Benefit Plan Review Committee (the “Committee”) of Olin Corporation (the “Company”) may amend the Supplemental Contributing Employee Ownership Plan and the Olin Senior Executive Pension Plan (together, the “Plans”) to conform to the requirements of Internal Revenue Code Section 409A, as created by the American Jobs Creation Act of 2004 and supplemented by available guidance provided by the Treasury Department (the “409A Guidance”).

WHEREAS, to permit companies to transition to the new rules contained in Code Section 409A, the 409A Guidance provides that the Company may amend the Plans to permit some or all participants to terminate their Plan participation (or any Plan deferral election) on or before December 31, 2005, provided that the Plans are so amended on or before December 31, 2005, and that the Plan benefits are paid and taxable in 2005 (or later, if a payment is earned and vested in a later tax year) (the “Transition Termination Provision”).

WHEREAS, the Company now desires to adopt the Transition Termination Provision for each Plan to create a smoother transition to compliance with the new Code Section 409A requirements.

THEREFORE, BE IT RESOLVED THAT, effective May 27, 2005, the Committee hereby amends each Plan to add a Transition Termination Provision, provided that each such provision shall include the following requirements: (i) the Company, in its sole discretion, consents to each election, (ii) the Company determines the form and terms of any termination election (which form and terms may vary among participants), (iii) payments to Plan participants will be in accordance with the 409A Guidance, and (iv) only participants who terminate employment with the Company on or before December 31, 2005 are eligible to elect to terminate their Plan participation (subject to the Company consent contained in item (i)).

BE IT FURTHER RESOLVED THAT, the President and Chief Executive Officer and any Vice President of the Company be, and each of them hereby is, authorized and empowered in the name and on behalf of the Company to take any action (including, without limitation, the payment of expenses) and to execute (by manual or facsimile signature) and deliver any and all agreements, certificates, instruments, and other documents (under corporate seal of the Company or otherwise) that such officer or officers may deem necessary, appropriate, or desirable in order to carry out the purposes and intent of the foregoing resolution.

This unanimous consent to action is effective this 27th day of May, 2005.

THE BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

/s/ Sharon E. Doughty
Sharon E. Doughty

/s/ Dennis R. McGough
Dennis R. McGough

/s/ George H. Pain
George H. Pain

/s/ Stephen C. Curley
Stephen C. Curley